Exhibit 4.1

NUMBER 2	[PICTURE] KHI Parent Inc.	SHARES
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE 60,000,000 SHARES COMMON STOCK Par Value $0.01 Per Share
This Certifies that
SEE REVERSE FOR CERTAIN DEFINITIONS
is the owner of

the Common Stock of KHI Parent Inc.

Shares of full paid and nonassessable transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this                        day of             A.D.

SECRETARY	[SEAL]	PRESIDENT

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act		(State)

Additional abbreviations may also be used though not in the above list

        For Value Received,                                                                                                                       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint                            Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated	In presence of

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.